UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 7, 2006 (September 2, 2006)
RURBAN FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Ohio	0-13507	34-1395608

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

401 Clinton Street, Defiance, Ohio	43512

(Address of principal executive offices)	(Zip Code)
(419) 783-8950

(Registrant’s telephone number, including area code)
Not Applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 — Other Events
     Rurbanc Data Services, Inc. (“RDSI”), the data and item processing subsidiary of Rurban Financial Corp. (the “Company”), completed the acquisition of Diverse Computer Marketers, Inc., headquartered in Lansing, Michigan, and a related company, DCM Indiana, Inc., located in Indianapolis, Indiana (collectively, the “DCM Companies”), effective after the close of business on September 2, 2006. In accordance with the terms and conditions of the Stock Purchase Agreement, dated as of May 19, 2006, by and among RDSI and Lance Thompson and Robert Church (the “Shareholders”), RDSI acquired all of the outstanding stock of the DCM Companies for an aggregate purchase price of $7 million, less the amount of indebtedness of the DCM Companies on the closing date and certain other adjustments set forth in the Stock Purchase Agreement. The entire purchase price was paid in cash. An additional $250,000 is payable to the Shareholders contingent upon the continuation of profitable growth over the first year of combined operations.
     On September 5, 2006, the Company issued a news release announcing the completion of the acquisition of the DCM Companies. A copy of the news release is furnished as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
(a) Not Applicable
(b) Not Applicable
(c) Not Applicable
(d) Exhibits

Exhibit No.	Description

2.1	Stock Purchase Agreement, dated as of May 19, 2006, by and among Rurbanc Data Services, Inc., Lance Thompson and Robert Church (Incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K dated May 24, 2006 (File No. 0-13507))

99.1	News Release issued by Rurban Financial Corp. on September 5, 2006

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RURBAN FINANCIAL CORP.
Dated: September 7, 2006	By:	/s/ Duane L. Sinn Duane L. Sinn Chief Financial Officer

INDEX TO EXHIBITS
Current Report on Form 8-K
Dated September 7, 2006
Rurban Financial Corp.

Exhibit No.	Description

2.1	Stock Purchase Agreement, dated as of May 19, 2006, by and among Rurbanc Data Services, Inc., Lance Thompson and Robert Church (Incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K dated May 24, 2006 (File No. 0-13507))

99.1	News Release issued by Rurban Financial Corp. on September 5, 2006